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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form S-6 (Registration No. 333-71417)(the "Registration Statement") of our report dated February 15, 1999, except for Note 17(b) as to which the date is March 22, 1999, relating to the consolidated financial statements of MONY Life Insurance Company and Subsidiaries, which appears in such Prospectus. We also consent to the reference to our Firm under the headings "Independent Accountants" and "Financial Statements" in such Prospectus.

                                          PricewaterhouseCoopers LLP

New York, New York
December 10, 1999